U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 2, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

Coal to Diesel Project Status Update and Time Line

The process of producing gas from coal is well established, as is the process of converting gas to liquid.  US Fuel’s scalable plan uses state of the art technologies combined in a way to create a profitable economic model for a coal-to-diesel facility.

This model is financeable, as evidenced by the project financing term sheet in place between US Fuel and Berkeley House Investment.

Global Private Funding will provide the gap financing and equity funding.

Funding is subject to due diligence and we are proceeding confidently in that process.  The two major issues in due diligence are control of the land and permits to proceed.

Control of the Land:  The first site selected by US Fuel has proven to be suitable and land acquisition is expected to go into escrow in November 2012.

Permitting:  The Company has completed a survey of all likely permits, consulted with permitting experts and begun to assemble the team needed to obtain all necessary permits.  The usual problem with any coal facility is the air permit.

The US Fuel facilities as planned are expected to be classified as a minor source of pollutants.

Minor Source (Mnr Source) - A category of industrial facility with an air permit that has air emissions of less than 100 tons per year of a criteria pollutant (PM2.5, PM10, NO2, SO2, VOC (ozone), CO, Lead) and/or that emits less than 10 tons per year of a single hazardous air pollutant or less than 25 tons per year of a combination of hazardous air pollutants1.

While the exact emissions of the proposed 148 ton per day facility will not be determined until completion of engineering, the table below reflects emissions from a larger 220 ton per day facility.

Pollutant	Daily Uncontrolled [lb/day]	Daily Controlled [lb/day]	Annual Controlled [ton/year]	Annual Average [lb/year]	30-day Average [lb/day]	Tons per Year
VOC	2.96	2.96	0.5	933	3.0	0.47
NOX	105.6	7.7	1.40	2,427	7.8	1.21
SOX	0.63	0.63	0.12	200	0.6	0.10
CO	89	39	7.10	12,310	39.4	6.16
PM10	8	8	1	2,533	8.1	1.27
Total						9.20

There are different permitting timelines for the air permit depending upon facility emissions2:

1 See http://dep.gateway.ky.gov/eSearch/glossary.aspx

2 See http://dca.ky.gov/SiteCollectionDocuments/Typical%20Permits.pdf

If the facility has the potential to emit...	...the following permit is required.
Less than 10 tons/year of a regulated air pollutant, less than 2 tons/year of a hazardous air pollutant, and less than 5 tons/ per year of combined hazardous air pollutants
Neither a permit nor registration is required unless the facility is a new source that will be engaged in construction activities or if federal requirements apply to the source.  In this case, a Minor Source Registration Form (DEP 7039A) must be submitted prior to construction.

More than 10 tons/year but less than 25 tons/year of a regulated air pollutant, more than 2 tons/year but less than 10 tons/year of a hazardous air pollutant, or more than 5 tons/ year but less than 25 tons/year of combined hazardous air pollutants
The facility is required to register with the agency by submitting simplified form DEP 7039 prior to construction.
More than 25 tons/year but less than 100 tons/year of a regulated air pollutant and less than 10 tons/year of a hazardous air pollutant or less than 25 tons/year of combined hazardous air pollutants	The facility is required to obtain a minor source permit prior to construction.

Based upon discussions with air permitting experts, assuming emissions are as expected, the air permit should be issued in due course within 4 months of the application; the US Fuel plan allocates 5 months for this permit.

Project Time Line:  Based upon the best information available at the time of this filing, the project timeline is as follows.

Mid-October 2012	Coal arrives in Germany for testing and characterization
Mid November 2012	Enter escrow to secure the land for first facility in Central City, Kentucky
Late November 2012	Determine volume and characteristics of gas produced from coal
Late January 2013	Complete engineering sufficient to begin the permitting process
June 2013	Air Permit issued
June 2013	Equipment ordered
December 2013	Equipment delivered
February 2014	Facility operational

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: October 2, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO